Exhibit 99.1

EARNINGS RELEASE

CONTACT

Michael J. Fowler

Chief Financial Officer

(615) 732-7404

CapStar Reports Third Quarter 2022 Results

NASHVILLE, TN, October 20, 2022 (GLOBE NEWSWIRE) - CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $8.2 million or $0.37 per diluted share, for the quarter ended September 30, 2022, compared with net income of $10.0 million or $0.45 per diluted share, for the quarter ended June 30, 2022, and net income of $13.1 million or $0.59 per diluted share, for the quarter ended September 30, 2021. Annualized return on average assets and return on average equity for the quarter ended September 30, 2022 were 1.03 percent and 8.93 percent, respectively. Third quarter results include $2.1 million in losses related to Tri-Net loans, $2.2 million in two operational loss incidents, which occurred during the quarter and for which the bank is seeking a potential recovery, and $0.8 million of voluntary executive incentive reversals.

For the nine months ended September 30, 2022, the Company reported net income of $28.8 million or $1.30 per diluted share, compared with $36.2 million or $1.63 per diluted share, for the same period of 2021. Year to date 2022 annualized return on average assets and return on average equity were 1.23 percent and 10.47 percent, respectively.

Four Key Drivers	Targets	3Q22	2Q22	3Q21
Annualized revenue growth	> 5%	-19.51%	1.15%	20.49%
Net interest margin	≥ 3.60%	3.50%	3.41%	3.12%
Efficiency ratio	≤ 55%	61.53%	56.32%	53.06%
Annualized net charge-offs to average loans	≤ 0.25%	0.02%	0.00%	0.05%

"CapStar's third quarter earnings did not meet our expectations nor represent CapStar's continued strong performance," said Timothy K. Schools, CapStar President and Chief Executive Officer. "As we previously communicated, loans produced in our Tri-Net division since the spring have proved challenging to achieve a gain on sale. Additional production was ceased in early July, and this quarter the Company experienced realized and unrealized losses totaling $2.1 million related to the remaining loans in process. Currently, no further Tri-Net loans exist in loans held for sale and of the $2.3 million of related losses recorded since second quarter, $900,000 are unrealized where there is a high probability that it will be recovered over time through accretion. Additionally, the Company experienced a $1.5 million wire fraud and $0.7 million operational loss for which the Company is pursuing possible recoveries."

"Whereas the current market has proved challenging for Tri-Net and we are disappointed in these operational losses, the underlying quarterly performance of the bank was outstanding. Adjusting for these items, we experienced strong operating leverage with revenue rising $600,000 and expenses declining $800,000, our net interest margin expanded to 3.50%, efficiency ratio improved to 52.81%, and charge-offs remained low at 0.02%, resulting in a return on assets of 1.39% all with no contribution from our mortgage or Tri-Net divisions. While the current interest rate environment is presenting certain challenges to industry loan demand, mortgage banking, and deposits, we are proactively managing our loan portfolio for a potential economic slowdown and remain excited about our improved profitability, expanded high-growth markets, and strengthened sales teams."

Revenue

Total revenue, defined as net interest income plus noninterest income, was $28.8 million in the third quarter. Second and third quarter revenues were negatively impacted by $0.2 million and $2.1 million, respectively, as the Company liquidated and transferred the remaining balance of its Tri-Net loans held for sale to loans held for investment. Adjusting for the impact of the $2.1 million Tri-Net loss, net interest income and noninterest income totaled $25.6 million and $5.4 million, an increase of $1.1 million and a decrease of $0.7 million, respectively, from the second quarter of 2022. Rising interest rates and a positive mix shift in average earning assets contributed to the increase in net interest income, while noninterest income declined due to lower Tri-Net and mortgage division revenues.

Third quarter 2022 average earning assets remained flat at $2.91 billion compared to June 30, 2022 as strong loan growth was principally funded from cash. Average loans held for investment, excluding Tri-Net loan transfers from held for sale, increased $48.2 million, or 9.2 percent linked-quarter annualized. The current commercial loan pipeline remains strong, exceeding $550 million; however, during the quarter, the Company limited commercial real estate lending to established, existing customers as a result of a softening economic outlook and in an effort to balance loan demand with an increasingly challenging deposit environment.

For the third quarter of 2022, the net interest margin increased 9 basis points from the prior quarter to 3.50 percent primarily resulting from continued increases in interest rates and the positive mix shift in average earning assets.

The Company's average deposits totaled $2.66 billion in the third quarter of 2022, flat compared to the second quarter of 2022. During the quarter, the Company experienced a $39.4 million increase in average savings and money market accounts and a $111.1 million increase in higher cost average time deposits, primarily a result of brokered deposit issuances. These increases were partially offset by a $94.3 million decrease in interest-bearing transaction accounts, creating an overall net increase of $56.3 million in average interest-bearing deposits when compared to the second quarter of 2022. During the quarter, the Company’s lowest cost deposit category, noninterest-bearing, decreased 2.3 percent to 25.0 percent of total average deposits as of September 30, 2022. Total deposit costs increased 39 basis points to 0.62 percent compared to 0.23 percent for the prior quarter. A key longer-term strategic initiative is to create a stronger deposit-led culture with an emphasis on lower cost relationship-based deposits.

Noninterest income for the third quarter was $3.3 million. Noninterest income when adjusted for the Tri-Net losses during the quarter, decreased $0.5 million from the second quarter ended June 30, 2022. This decrease was attributable to a $0.9 million decline in mortgage revenue partially offset by a $0.3 million improvement in the Company’s SBA division. The Company’s mortgage division experienced a reduction in demand due to higher market rates and anticipates a difficult environment at least until the 2023 buying season returns. Tri-Net production remains halted until interest rates and the associated market stabilizes.

Noninterest Expense and Operating Efficiency

Improving productivity and operating efficiency is a key focus of the Company. During the quarter, the Company continued to exhibit strong expense discipline. Noninterest expense was $17.7 million for the third quarter. Noninterest expense when adjusted for the previously discussed $2.2 million in operational losses and $0.8 million executive incentive reversal, decreased $0.8 million from the second quarter of 2022 to $16.3 million in the third quarter of 2022. Additionally, as a result of the challenging mortgage environment, annualized mortgage expenses were reduced by approximately $0.4 million in the third quarter with the majority of the benefit to begin in fourth quarter of 2022.

For the quarter ended September 30, 2022, the efficiency ratio was 61.53%. The efficiency ratio adjusted for the operational losses, executive incentive reversal, and Tri-Net losses, was 52.81% percent, an improvement from 56.32 percent in the second quarter of 2022. Annualized noninterest expense, adjusted for the operational losses and executive incentive reversal, as a percentage of average assets decreased 13 basis points to 2.06 percent for the quarter ended September 30, 2022 compared to 2.19 percent for the quarter ended June 30, 2022. Assets per employee improved to $8.2 million as of September 30, 2022 compared to $7.9 million in the previous quarter. The continued discipline in productivity metrics demonstrates the Company's commitment to outstanding performance.

Asset Quality

Strong asset quality is a core tenant of the Company’s culture. Sound risk management led to continued low net charge-offs and strong credit metrics. Annualized net charge-offs to average loans for the three months ended September 30, 2022 were 0.02 percent. Criticized and classified loans continued to improve to $41.1 million or 1.79 percent of total loans at September 30, 2022, a $6.3 million or 33 basis point improvement from June 30, 2022, and included an upgrade of the Company's largest substandard shared national credit of $11.5 million. Past due loans increased to $14.4 million or 0.63 percent of total loans held for investment at September 30, 2022 compared to a record $2.6 million or 0.12 percent of total loans held for investment at June 30, 2022. The increase in past dues is principally related to two relationships totaling $8.3 million, of which the Company feels the risk of loss is nominal, $1.6 million of matured loans, which were not renewed by quarter end, and $0.4 million for three PPP loans, which are fully guaranteed. Non-performing assets to total loans and OREO increased to 0.30 percent at September 30, 2022 compared to 0.11 percent at June 30, 2022. The increase in non-performing assets is solely related to one of the two previously cited relationships.

The Company recorded a provision for loan losses of $0.9 million during the quarter as a result of continued strong loan growth and other qualitative factors. The allowance for loan losses plus the fair value mark on acquired loans to total loans, less PPP loans, was flat at 1.09 percent as of September 30, 2022 compared to June 30, 2022.

Asset Quality Data:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Annualized net charge-offs to average loans	0.02%	0.00%	0.01%	0.04%	0.05%
Criticized and classified loans to total loans	1.79%	2.12%	2.49%	2.64%	2.85%
Loans- past due to total end of period loans	0.63%	0.12%	0.17%	0.25%	0.31%
Loans- over 90 days past due to total end of period loans	0.27%	0.02%	0.05%	0.11%	0.12%
Non-performing assets to total loans held for investment and OREO	0.30%	0.11%	0.18%	0.18%	0.20%
Allowance for loan losses plus fair value marks / Non-PPP Loans	1.09%	1.09%	1.16%	1.27%	1.41%
Allowance for loan losses to non-performing loans	333%	974%	596%	666%	657%

Income Tax Expense

The Company’s third quarter effective income tax rate remained flat at 20 percent when compared to the prior quarter ended June 30, 2022. The Company anticipates its effective tax rate for 2022 to be approximately 20 percent.

Capital

The Company continues to be well capitalized with tangible equity of $302.1 million at September 30, 2022. Tangible book value per share of common stock for the quarter ended September 30, 2022 was $13.73 compared to $14.17 and $14.53 for the quarters ended June 30, 2022 and September 30, 2021, respectively, with the changes being attributable to a decline in the value of the investment portfolio related to an increase in market interest rates, partially offset by ongoing earnings. Excluding the impact of after-tax gain or loss within the available for sale investment portfolio, tangible book value per share of common stock for the quarter ended September 30, 2022 was $16.22 compared to $15.86 and $14.59 for the quarters ended June 30, 2022 and September 30, 2021, respectively.

Capital ratios:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Total risk-based capital	14.59%	14.79%	15.60%	16.29%	16.23%
Common equity tier 1 capital	12.70%	12.87%	13.58%	14.11%	13.95%
Leverage	11.22%	11.10%	10.99%	10.69%	10.28%

The Company did not repurchase common stock in the third quarter of 2022. The total remaining authorization for future purchases was $23.9 million as of September 30, 2022. The Plan will terminate on the earlier of the date on which the maximum authorized dollar amount of shares of common stock has been repurchased or January 31, 2023.

Dividend

On October 19, 2022, the Board of Directors of the Company approved a quarterly dividend of $0.10 per common share payable on November 23, 2022 to shareholders of record of CapStar’s common stock as of the close of business on November 9, 2022.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 21, 2022. During the call, management will review the third quarter results and operational highlights. Interested parties may listen to the call by registering here to access the live call, including for participants who plan to ask a question during the call. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of September 30, 2022, on a consolidated basis, CapStar had total assets of $3.2 billion, total loans of $2.3 billion, total deposits of $2.6 billion, and shareholders’ equity of $347.5 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

Certain releases may include financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information may include certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures may include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating”, "Tangible common equity to tangible assets" or other measures.

Management may include these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Third quarter 2022 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Interest income:
Loans, including fees	$27,335	$22,350	$71,476	$66,936
Securities:
Taxable	1,966	1,655	5,643	4,900
Tax-exempt	314	344	958	1,065
Federal funds sold	7	9	31	12
Restricted equity securities	215	161	544	482
Interest-bearing deposits in financial institutions	617	171	1,076	405
Total interest income	30,454	24,690	79,728	73,800
Interest expense:
Interest-bearing deposits	1,205	390	2,279	1,216
Savings and money market accounts	1,603	288	2,401	896
Time deposits	1,332	654	2,271	2,317
Federal funds purchased	2	—	2	—
Federal Home Loan Bank advances	365	—	461	12
Subordinated notes	394	394	1,181	1,181
Total interest expense	4,901	1,726	8,595	5,622
Net interest income	25,553	22,964	71,133	68,178
Provision for loan losses	867	—	926	(415)
Net interest income after provision for loan losses	24,686	22,964	70,207	68,593
Noninterest income:
Deposit service charges	1,251	1,187	3,575	3,398
Interchange and debit card transaction fees	1,245	1,236	3,803	3,555
Mortgage banking	765	4,693	4,436	13,318
Tri-Net	(2,059)	1,939	39	4,618
Wealth management	385	481	1,284	1,412
SBA lending	560	911	1,054	1,781
Net gain on sale of securities	7	7	8	20
Other noninterest income	1,118	1,197	4,038	3,446
Total noninterest income	3,272	11,651	18,237	31,548
Noninterest expense:
Salaries and employee benefits	8,235	10,980	27,713	31,210
Data processing and software	2,861	2,632	8,355	8,530
Occupancy	1,092	1,028	3,266	3,193
Equipment	743	760	2,235	2,640
Professional services	468	469	1,653	1,634
Regulatory fees	269	279	814	746
Acquisition related expenses	—	—	—	323
Amortization of intangibles	415	477	1,291	1,478
Other operating	3,652	1,741	7,218	5,105
Total noninterest expense	17,735	18,366	52,545	54,859
Income before income taxes	10,223	16,249	35,899	45,282
Income tax expense	2,030	3,147	7,060	9,075
Net income	$8,193	$13,102	$28,839	$36,207
Per share information:
Basic net income per share of common stock	$0.37	$0.59	$1.31	$1.64
Diluted net income per share of common stock	$0.37	$0.59	$1.30	$1.63
Weighted average shares outstanding:
Basic	21,938,259	22,164,278	22,051,950	22,114,948
Diluted	21,988,085	22,218,402	22,104,687	22,165,130

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Third quarter 2022 Earnings Release

	Five Quarter Comparison
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Income Statement Data:
Net interest income	$25,553	$24,440	$21,140	$22,992	$22,964
Provision for loan losses	867	843	(784)	(651)	—
Net interest income after provision for loan losses	24,686	23,597	21,924	23,643	22,964
Deposit service charges	1,251	1,182	1,142	1,117	1,187
Interchange and debit card transaction fees	1,245	1,336	1,222	1,261	1,236
Mortgage banking	765	1,705	1,966	2,740	4,693
Tri-Net	(2,059)	(73)	2,171	3,996	1,939
Wealth management	385	459	440	438	481
SBA lending	560	273	222	279	911
Net gain (loss) on sale of securities	7	—	—	8	7
Other noninterest income	1,118	994	1,926	1,295	1,197
Total noninterest income	3,272	5,876	9,089	11,134	11,651
Salaries and employee benefits	8,235	9,209	10,269	10,549	10,980
Data processing and software	2,861	2,847	2,647	2,719	2,632
Occupancy	1,092	1,076	1,099	1,012	1,028
Equipment	743	783	709	867	760
Professional services	468	506	679	521	469
Regulatory fees	269	265	280	284	279
Acquisition related expenses	—	—	—	—	—
Amortization of intangibles	415	430	446	461	477
Other noninterest expense	3,652	1,959	1,607	2,269	1,741
Total noninterest expense	17,735	17,075	17,736	18,682	18,366
Net income before income tax expense	10,223	12,398	13,277	16,095	16,249
Income tax expense	2,030	2,426	2,604	3,625	3,147
Net income	$8,193	$9,972	$10,673	$12,470	$13,102
Weighted average shares - basic	21,938,259	22,022,109	22,198,339	22,166,410	22,164,278
Weighted average shares - diluted	21,988,085	22,074,260	22,254,644	22,221,989	22,218,402
Net income per share, basic	$0.37	$0.45	$0.48	$0.56	$0.59
Net income per share, diluted	0.37	0.45	0.48	0.56	0.59
Balance Sheet Data (at period end):
Cash and cash equivalents	$199,913	$113,825	$355,981	$415,125	$359,267
Securities available-for-sale	401,345	437,420	460,558	459,396	483,778
Securities held-to-maturity	1,762	1,769	1,775	1,782	1,788
Loans held for sale	43,122	85,884	106,895	83,715	176,488
Loans held for investment	2,292,781	2,234,833	2,047,555	1,965,769	1,894,249
Allowance for loan losses	(22,431)	(21,684)	(20,857)	(21,698)	(22,533)
Total assets	3,166,687	3,096,537	3,190,749	3,133,046	3,112,127
Non-interest-bearing deposits	629,556	717,167	702,172	725,171	718,299
Interest-bearing deposits	2,004,827	1,913,320	2,053,823	1,959,110	1,956,093
Federal Home Loan Bank advances and other borrowings	149,633	74,599	29,566	29,532	29,499
Total liabilities	2,819,169	2,738,802	2,821,832	2,752,952	2,741,799
Shareholders' equity	$347,518	$357,735	$368,917	$380,094	$370,328
Total shares of common stock outstanding	21,931,624	21,934,554	22,195,071	22,166,129	22,165,760
Book value per share of common stock	$15.85	$16.31	$16.62	$17.15	$16.71
Tangible book value per share of common stock*	13.73	14.17	14.49	14.99	14.53
Tangible book value per share of common stock less after-tax unrealized available for sale investment (gains) losses*	16.17	15.86	15.53	15.13	14.59
Market value per share of common stock	$18.53	$19.62	$21.08	$21.03	$21.24
Capital ratios:
Total risk-based capital	14.59%	14.79%	15.60%	16.29%	16.23%
Tangible common equity to tangible assets*	9.65%	10.19%	10.23%	10.77%	10.51%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses*	11.17%	11.27%	10.88%	10.86%	10.55%
Common equity tier 1 capital	12.70%	12.87%	13.58%	14.11%	13.95%
Leverage	11.22%	11.10%	10.99%	10.69%	10.28%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Third quarter 2022 Earnings Release

	Five Quarter Comparison
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Average Balance Sheet Data:
Cash and cash equivalents	$154,543	$189,542	$380,262	$470,963	$411,101
Investment securities	450,933	473,167	483,339	491,135	515,877
Loans held for sale	94,811	114,223	90,163	123,962	173,402
Loans held for investment	2,241,382	2,147,750	2,001,740	1,888,094	1,884,935
Assets	3,146,852	3,128,864	3,153,320	3,159,308	3,171,182
Interest bearing deposits	1,993,172	1,936,910	1,976,803	1,964,641	1,980,304
Deposits	2,659,275	2,664,614	2,704,938	2,713,314	2,732,165
Federal Home Loan Bank advances and other borrowings	88,584	70,516	29,547	29,514	29,495
Liabilities	2,782,712	2,767,714	2,773,281	2,781,951	2,803,375
Shareholders' equity	364,140	361,150	380,039	377,357	367,807
Performance Ratios:
Annualized return on average assets	1.03%	1.28%	1.37%	1.57%	1.64%
Annualized return on average equity	8.93%	11.08%	11.39%	13.11%	14.13%
Net interest margin (1)	3.50%	3.41%	2.97%	3.14%	3.12%
Annualized noninterest income to average assets	0.41%	0.75%	1.17%	1.40%	1.46%
Efficiency ratio	61.53%	56.32%	58.67%	54.74%	53.06%
Loans by Type (at period end):
Commercial and industrial	$499,048	$510,987	$499,719	$497,615	$478,279
Commercial real estate - owner occupied	235,519	241,461	231,933	209,261	193,139
Commercial real estate - non-owner occupied	833,686	786,610	652,936	616,023	579,857
Construction and development	198,869	205,573	208,513	214,310	210,516
Consumer real estate	386,628	357,849	327,416	326,412	328,262
Consumer	52,715	53,227	48,790	46,811	45,669
Other	86,316	79,126	78,248	55,337	58,527
Asset Quality Data:
Allowance for loan losses to total loans	0.98%	0.97%	1.02%	1.10%	1.19%
Allowance for loan losses to non-performing loans	974%	974%	596%	666%	657%
Nonaccrual loans	$6,734	$2,225	$3,502	$3,258	$3,431
Troubled debt restructurings	344	86	1,847	1,832	1,859
Loans - over 90 days past due	6,096	494	1,076	2,120	2,333
Total non-performing loans	6,734	2,225	3,502	3,258	3,431
OREO and repossessed assets	165	165	178	266	349
Total non-performing assets	6,899	2,390	3,680	3,524	3,780
Non-performing loans to total loans held for investment	0.29%	0.10%	0.17%	0.17%	0.18%
Non-performing assets to total assets	0.22%	0.08%	0.12%	0.11%	0.12%
Non-performing assets to total loans held for investment and OREO	0.30%	0.11%	0.18%	0.18%	0.20%
Annualized net charge-offs to average loans	0.02%	0.00%	0.01%	0.04%	0.05%
Net charge-offs	$120	$16	$59	$184	$221
Interest Rates and Yields:
Loans	4.62%	4.25%	3.97%	4.47%	4.41%
Securities (1)	2.29%	2.11%	1.92%	1.84%	1.75%
Total interest-earning assets (1)	4.17%	3.69%	3.20%	3.36%	3.35%
Deposits	0.62%	0.23%	0.19%	0.19%	0.19%
Borrowings and repurchase agreements	3.41%	2.79%	5.40%	5.29%	5.30%
Total interest-bearing liabilities	0.93%	0.41%	0.33%	0.33%	0.34%
Other Information:
Full-time equivalent employees	387	391	397	397	392

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Third quarter 2022 Earnings Release

	For the Three Months Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$2,241,382	$26,128	4.62%	$1,884,935	$20,942	4.41%
Loans held for sale	94,811	1,207	5.05%	173,402	1,408	3.22%
Securities:
Taxable investment securities (2)	396,358	2,181	2.20%	455,583	1,816	1.59%
Investment securities exempt from federal income tax (3)	54,575	314	2.92%	60,294	344	2.90%
Total securities	450,933	2,495	2.29%	515,877	2,160	1.75%
Cash balances in other banks	120,624	617	2.03%	337,011	171	0.20%
Funds sold	755	7	3.65%	19,909	9	0.18%
Total interest-earning assets	2,908,505	30,454	4.17%	2,931,134	24,690	3.35%
Noninterest-earning assets	238,347			240,048
Total assets	$3,146,852			$3,171,182
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$821,545	1,205	0.58%	$984,874	390	0.16%
Savings and money market deposits	709,591	1,603	0.90%	589,101	288	0.19%
Time deposits	462,036	1,332	1.14%	406,329	654	0.64%
Total interest-bearing deposits	1,993,172	4,140	0.82%	1,980,304	1,332	0.27%
Borrowings and repurchase agreements	88,584	761	3.41%	29,495	394	5.30%
Total interest-bearing liabilities	2,081,756	4,901	0.93%	2,009,799	1,726	0.34%
Noninterest-bearing deposits	666,104			751,862
Total funding sources	2,747,860			2,761,661
Noninterest-bearing liabilities	34,852			41,714
Shareholders’ equity	364,140			367,807
Total liabilities and shareholders’ equity	$3,146,852			$3,171,182
Net interest spread (4)			3.23%			3.01%
Net interest income/margin (5)		$25,553	3.50%		$22,964	3.12%

_____________________

(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Third quarter 2022 Earnings Release

	Five Quarter Comparison
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Operating net income:
Net income	$8,193	$9,972	$10,673	$12,470	$13,102
Add: acquisition related expenses	—	—	—	—	—
Less: income tax impact of acquisition related expenses	—	—	—	—	—
Operating net income	$8,193	$9,972	$10,673	$12,470	$13,102

Operating diluted net income per share of common stock:
Operating net income	$8,193	$9,972	$10,673	$12,470	$13,102
Weighted average shares - diluted	21,988,085	22,074,260	22,254,644	22,221,989	22,218,402
Operating diluted net income per share of common stock	$0.37	$0.45	$0.48	$0.56	$0.59

Operating annualized return on average assets:
Operating net income	$8,193	$9,972	$10,673	$12,470	$13,102
Average assets	3,146,852	3,128,864	3,153,320	3,159,308	3,171,182
Operating annualized return on average assets	1.03%	1.28%	1.37%	1.57%	1.64%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$364,140	$361,150	$380,039	$377,357	$367,807
Less: average intangible assets	(46,737)	(47,160)	(47,604)	(48,054)	(48,527)
Average tangible equity	317,403	313,990	332,435	329,303	319,280
Operating net income	$8,193	$9,972	$10,673	$12,470	$13,102
Operating annualized return on average tangible equity	10.24%	12.74%	13.02%	15.02%	16.28%

Operating efficiency ratio:
Total noninterest expense	$17,735	$17,075	$17,736	$18,682	$18,366
Less: acquisition related expenses	—	—	—	—	—
Total operating noninterest expense	17,735	17,075	17,736	18,682	18,366
Net interest income	25,553	24,440	21,140	22,992	22,964
Total noninterest income	3,272	5,876	9,089	11,134	11,651
Total revenues	$28,825	$30,316	$30,229	$34,126	$34,615
Operating efficiency ratio:	61.53%	56.32%	58.67%	54.74%	53.06%

Operating annualized pre-tax pre-provision income to average assets:
Income before income taxes	$10,223	$12,398	$13,277	$16,095	$16,249
Add: acquisition related expenses	—	—	—	—	—
Add: provision for loan losses	867	843	(784)	(651)	—
Operating pre-tax pre-provision income	11,090	13,241	12,493	15,444	16,249
Average assets	$3,146,852	$3,128,864	$3,153,320	$3,159,308	$3,171,182
Operating annualized pre-tax pre-provision income to average assets:	1.40%	1.70%	1.61%	1.94%	2.03%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Third quarter 2022 Earnings Release

	Five Quarter Comparison
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Tangible Equity:
Total shareholders' equity	$347,518	$357,735	$368,917	$380,094	$370,328
Less: intangible assets	(46,468)	(46,883)	(47,313)	(47,759)	(48,220)
Tangible equity	$301,050	$310,852	$321,604	$332,335	$322,108

Tangible book value per share of common stock:
Tangible equity	$301,050	$310,852	$321,604	$332,335	$322,108
Total shares of stock outstanding	21,931,624	21,934,554	22,195,071	22,166,129	22,165,760
Tangible book value per share of common stock	$13.73	$14.17	$14.49	$14.99	$14.53

Tangible book value per share of common stock less after-tax unrealized available for sale investment (gains) losses:
Total shareholders' equity	$347,518	$357,735	$368,917	$380,094	$370,328
Less: intangible assets	(46,468)	(46,883)	(47,313)	(47,759)	(48,220)
Add: after-tax unrealized available for sale investment (gains) losses	53,488	37,034	23,041	2,978	1,209
Tangible equity less after-tax unrealized available for sale investment (gains) losses	$354,538	$347,886	$344,645	$335,313	$323,317
Total shares of common stock outstanding	21,931,624	21,934,554	22,195,071	22,166,129	22,165,760
Tangible book value per share of common stock less after-tax unrealized available for sale investment (gains) losses	$16.17	$15.86	$15.53	$15.13	$14.59

Tangible common equity to tangible assets:
Tangible equity	$301,050	$310,852	$321,604	$332,335	$322,108

Assets	$3,166,687	$3,096,537	$3,190,749	$3,133,046	$3,112,127
Less: intangible assets	(46,468)	(46,883)	(47,313)	(47,759)	(48,220)
Tangible assets	$3,120,219	$3,049,654	$3,143,436	$3,085,287	$3,063,907
Tangible common equity to tangible assets	9.65%	10.19%	10.23%	10.77%	10.51%

Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses:
Tangible equity less after-tax unrealized available for sale investment (gains) losses	$354,538	$347,886	$344,645	$335,313	$323,317

Tangible assets	$3,120,219	$3,049,654	$3,143,436	$3,085,287	$3,063,907
Add: after-tax unrealized available for sale investment (gains) losses	53,488	37,034	23,041	2,978	1,209
Tangible assets less after-tax unrealized available for sale investment (gains) losses	$3,173,707	$3,086,688	$3,166,477	$3,088,265	$3,065,116
Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses	11.17%	11.27%	10.88%	10.86%	10.55%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Third quarter 2022 Earnings Release

	Nine Months Ended
	9/30/2022	9/30/2021
Operating net income:
Net income	$28,839	$36,207
Add: acquisition related expenses	—	323
Less: income tax impact of acquisition related expenses	—	(84)
Operating net income	$28,839	$36,446

Operating diluted net income per share of common stock:
Operating net income	$28,839	$36,446
Weighted average shares - diluted	22,104,687	22,165,130
Operating diluted net income per share of common stock	$1.30	$1.64

Operating annualized return on average assets:
Operating net income	$28,839	$36,446
Average assets	$3,142,988	$3,109,897
Operating annualized return on average assets	1.23%	1.57%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$368,385	$359,176
Less: average intangible assets	(47,164)	(49,014)
Average tangible equity	321,221	310,162
Operating net income	$28,839	$36,446
Operating annualized return on average tangible equity	12.00%	15.71%

Operating efficiency ratio:
Total noninterest expense	$52,545	$54,859
Less: acquisition related expenses	—	(323)
Total operating noninterest expense	52,545	54,536
Net interest income	71,133	68,178
Total noninterest income	18,237	31,548
Total revenues	$89,370	$99,726
Operating efficiency ratio:	58.79%	54.69%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Third quarter 2022 Earnings Release

	9/30/2022	6/30/2022
Average loans held for investment	$2,241,382	$2,147,750
Less: Average PPP Loans	(834)	(3,337)
Less: Average Tri-Net transfers from held for sale to held for investment	(106,590)	(58,757)
Loans held for investment excluding PPP loans and Tri-Net transfers	2,133,958	2,085,656

Annualized loans held for investment growth excluding PPP and Tri-Net transfers	9.2%

9/30/2022
Net interest income	$25,553

Noninterest income	3,272
Less: Tri-Net losses	2,059
Noninterest income excluding Tri-Net losses	5,331

Total income excluding Tri-Net losses	30,884

Noninterest expense	17,735
Less: Operational losses	(2,197)
Less: Executive incentive reversal	770
Noninterest expense excluding operational losses and incentive reversal	16,308

Efficiency ratio excluding Tri-Net losses, operational losses, and executive incentive reversal	52.81%

	Five Quarter Comparison
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Allowance for loan losses	$22,431	$21,684	$20,857	$21,698	$22,533
Purchase accounting marks	2,535	2,717	2,838	3,003	3,288
Allowance for loan losses and purchase accounting fair value marks	24,966	24,401	23,695	24,701	25,821

Loans held for investment	2,292,781	2,234,833	2,047,555	1,965,769	1,894,249
Less: PPP Loans net of deferred fees	748	921	6,529	26,539	64,188
Non-PPP Loans	2,292,033	2,233,912	2,041,026	1,939,230	1,830,061

Allowance for loan losses plus fair value marks / Non-PPP Loans	1.09%	1.09%	1.16%	1.27%	1.41%

_____________________

(1)
Net interest margin and adjusted net interest margin are shown on a tax equivalent basis.